IAS Reports Third Quarter 2023 Financial Results

Total revenue increased 19% to $120.3 million

Net loss of $13.7 million, or $0.09 per share, at an 11% margin; adjusted EBITDA increased to $40.6 million at a 34% margin

Increases full year financial outlook

NEW YORK – November 2, 2023 – Integral Ad Science Holding Corp. (Nasdaq: IAS), a leading global media measurement and optimization platform, today announced financial results for the third quarter ended September 30, 2023.

"We achieved strong results in the third quarter highlighted by 21% growth in optimization revenue and a 23% increase in measurement revenue. Social media revenue growth accelerated to 41% as we extended our global platform partnerships and increased customer adoption of our market leading products. We are raising our full year 2023 financial outlook based on our positive third quarter performance and business momentum in the fourth quarter," said Lisa Utzschneider, CEO of IAS.
Third Quarter 2023 Financial Highlights
•Total revenue was $120.3 million, a 19% increase compared to $101.3 million in the prior-year period.

•Optimization revenue was $57.0 million, a 21% increase compared to $47.1 million in the prior-year period.

•Measurement revenue was $47.8 million, a 23% increase compared to $39.0 million in the prior-year period.

•Publisher revenue was $15.5 million compared to $15.3 million in the prior-year period.

•International revenue, excluding the Americas, was $36.9 million, a 17% increase compared to $31.6 million in the prior-year period, or 31% of total revenue for the third quarter of 2023.

•Gross profit was $94.7 million, a 15% increase compared to $82.2 million in the prior-year period. Gross profit margin was 79% for the third quarter of 2023.

•Net loss was $13.7 million, or $0.09 per share, compared to net income of $0.8 million, or $0.00 per share, in the prior-year-period. Net loss margin was 11% for the third quarter of 2023.

•Adjusted EBITDA* increased to $40.6 million, a 35% increase compared to $30.1 million in the prior-year period. Adjusted EBITDA* margin was 34% for the third quarter of 2023.

•Cash and cash equivalents were $92.2 million at September 30, 2023.

Recent Business Highlights
•TikTok Expansion - During the quarter, IAS continued to expand its Total Media Quality (TMQ) brand safety and suitability measurement product in TikTok. TMQ is now available to advertisers in more than 50 markets.
•YouTube Suitability Dashboard - Advertisers using IAS's TMQ product on YouTube now have access to a suitability dashboard that allows them to analyze brand suitability trends and create a custom suitability profile.
•Google Campaign Manager Integration - IAS enhanced its integration with Google Campaign Manager 360. Marketers now have the ability to wrap tags, create, and launch campaigns with ease. This enhancement ensures advertiser data is automatically populated in IAS Signal and creates greater efficiencies and reduced campaign creation time.

•X Partnership - IAS announced an exclusive, first-to-market partnership with X to provide pre-bid brand safety and suitability across the social media platform. IAS leads the industry in providing end-to-end support for marketers on X with a full array of solutions from measurement to optimization.
•Instacart Partnership - IAS announced that it will provide viewability and invalid traffic (IVT) measurement on Instacart Ads, Instacart’s advertising products and solutions, which reaches more than 5,500 brands.
•Amazon DSP Integration - IAS enhanced its integration with Amazon Ads to include Context Control pre-bid segments. In addition to IAS’s standard pre-bid segments within Amazon’s DSP, customers can now easily discover and avoid unsuitable content and reach contextually relevant content.
•TrustArc Certification - IAS earned its first certification from TrustArc. The TRUSTe Enterprise Privacy seal certifies that IAS’s data privacy policies and practices align with the standards set by the leaders in governance and compliance.

Financial Outlook

“We are pleased with 19% revenue growth for the third quarter which reflects investments we have made in key business initiatives,” said Tania Secor, CFO of IAS. “We continue to prioritize profitable growth, and adjusted EBITDA margin expanded to 34% in the period. During the quarter, we paid down an additional $20 million in debt for a total of $50 million in debt reduction year-to-date. We look forward to executing on our strategy in the fourth quarter, our seasonally strongest period."

IAS is introducing the following financial outlook for the fourth quarter of 2023 and increasing its full year 2023 outlook for revenue and adjusted EBITDA:

Fourth Quarter Ending December 31, 2023:
•Total revenue of $130 million to $132 million
•Adjusted EBITDA* of $45 million to $47 million

Year Ending December 31, 2023:
•Total revenue of $470 million to $472 million
•Adjusted EBITDA* of $157 million to $159 million

* See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures. IAS is unable to provide a reconciliation for forward-looking guidance of adjusted EBITDA and corresponding margin to net income (loss), the most closely comparable GAAP measures without unreasonable effort, because certain material reconciling items, such as depreciation and amortization, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS's control and could have a material impact on the reported results. However, IAS estimates stock-based compensation expense for the fourth quarter of 2023 in the range of $15 million to $16 million and for the full year 2023 in the range of $81 million to $82 million.

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$92,248	$86,877
Restricted cash	127	45
Accounts receivable, net	86,682	67,884
Unbilled receivables	41,857	41,550
Prepaid expenses and other current assets	18,853	24,761
Due from related party	20	29
Total current assets	239,787	221,146
Property and equipment, net	3,506	2,412
Internal use software, net	36,079	23,642
Intangible assets, net	188,402	217,558
Goodwill	673,755	674,094
Operating lease right-of-use assets	22,368	22,787
Deferred tax asset, net	1,673	2,020
Other long-term assets	4,705	5,024
Total assets	$1,170,275	$1,168,683
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$59,748	$60,799
Due to related party	38	122
Deferred revenue	237	99
Operating lease liabilities, current	9,031	6,749
Total current liabilities	69,054	67,769
Net deferred tax liability	24,371	45,495
Long-term debt	173,609	223,262
Operating lease liabilities, non-current	20,299	22,875
Other long-term liabilities	4,296	1,066
Total liabilities	291,629	360,467
Commitments and Contingencies (Note 13)
Stockholders’ Equity
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at September 30, 2023; 0 shares issued and outstanding at September 30, 2023 and December 31, 2022.	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized, 157,597,931 and 153,990,128 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively.	158	154
Additional paid-in-capital	883,386	810,186
Accumulated other comprehensive loss	(3,688)	(2,899)
Retained earnings (accumulated deficit)	(1,210)	775
Total stockholders’ equity	878,646	808,216
Total liabilities and stockholders’ equity	$1,170,275	$1,168,683

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)	2023	2022	2023	2022
Revenue	$120,331	$101,343	$340,074	$290,913
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown below)	25,599	19,171	71,100	53,864
Sales and marketing	29,604	28,190	87,566	77,961
Technology and development	17,211	19,459	53,850	54,071
General and administrative	22,611	20,150	85,673	56,081
Depreciation and amortization	14,027	12,617	40,373	37,585
Foreign exchange loss, net	2,078	4,064	931	3,503
Total operating expenses	111,130	103,651	339,493	283,065
Operating income (loss)	9,201	(2,308)	581	7,848
Interest expense, net	(3,109)	(2,619)	(9,747)	(5,859)
Employee retention tax credit	—	6,981	—	6,981
Net income (loss) before income taxes	6,092	2,054	(9,166)	8,970
Benefit (provision) from income taxes	(19,841)	(1,287)	6,240	(5,083)
Net income (loss)	$(13,749)	$767	$(2,926)	$3,887
Net income (loss) per share:
Basic	$(0.09)	$0.00	$(0.02)	$0.03
Diluted	$(0.09)	$0.00	$(0.02)	$0.02
Weighted average shares outstanding:
Basic	157,055,904	155,389,195	157,691,005	155,007,655
Diluted	157,055,904	156,696,754	157,691,005	157,581,569
Other comprehensive loss:
Foreign currency translation adjustments	(1,717)	(3,248)	(789)	(11,218)
Total comprehensive loss	$(15,466)	$(2,481)	$(3,715)	$(7,331)

Stock-Based Compensation
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS)	2023	2022	2023	2022
Cost of revenue	$118	$101	$328	$258
Sales and marketing	5,714	4,457	17,859	10,650
Technology and development	2,902	3,168	13,434	6,979
General and administrative	5,166	6,521	34,020	15,220
Total stock-based compensation	$13,900	$14,247	$65,641	$33,107

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
(UNAUDITED)

Three Months Ended September 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings (accumulated deficit)	Total stockholders’ equity
Balance, July 1, 2023	156,279,075	$156	$867,490	$(1,971)	$12,539	$878,214
RSUs and MSUs vested	1,102,702	1	—	—	—	1
Option exercises	53,748	1	590	—	—	591
ESPP purchase	162,406	—	1,424	—	—	1,424
Stock-based compensation	—	—	13,882	—	—	13,882
Foreign currency translation adjustment	—	—	—	(1,717)	—	(1,717)
Net loss	—	—	—	—	(13,749)	(13,749)
Balance, September 30, 2023	157,597,931	$158	$883,386	$(3,688)	$(1,210)	$878,646

Nine Months Ended September 30, 2023

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings (accumulated deficit)	Total stockholders’ equity
Balance, January 1, 2023	153,990,128	$154	$810,186	$(2,899)	$775	$808,216
RSUs and MSUs vested	2,692,984	3	—	—	—	3
Option exercises	641,250	1	5,583	—	—	5,584
ESPP purchase	273,569	—	2,306	—	—	2,306
Stock-based compensation	—	—	65,311	—	—	65,311
Foreign currency translation adjustment	—	—	—	(789)	—	(789)
Adoption of ASC 326, net of tax	—	—	—	—	941	941
Net loss	—	—	—	—	(2,926)	(2,926)
Balance, September 30, 2023	157,597,931	$158	$883,386	$(3,688)	$(1,210)	$878,646

Three Months Ended September 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, July 1, 2022	155,498,704	$155	$804,175	$(8,285)	$(11,479)	$784,566
RSUs vested	471,995	—	—	—	—	—
Option exercises	603,670	1	2,526	—	—	2,527
Stock-based compensation	—	—	14,225	—	—	14,225
Foreign currency translation adjustment	—	—	—	(3,248)	—	(3,248)
Repurchase of common stock	(3,080,061)	(3)	(23,652)	—	—	(23,655)
Net income	—	—	—	—	767	767
Balance, September 30, 2022	153,494,308	$153	$797,274	$(11,533)	$(10,711)	$775,183

Nine Months Ended September 30, 2022

	Common Stock
(IN THOUSANDS, EXCEPT SHARES)	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total stockholders’ equity
Balance, January 1, 2022	154,398,495	$154	$781,951	$(315)	$(14,600)	$767,190
RSUs vested	761,208	1	—	—	—	1
Option exercises	1,414,666	1	5,907	—	—	5,908
Stock-based compensation	—	—	33,068	—	—	33,068
Foreign currency translation adjustment	—	—	—	(11,218)	—	(11,218)
Repurchase of common stock	(3,080,061)	(3)	(23,652)	—	—	(23,655)
Net income	—	—	—	—	3,887	3,887
Balance, September 30, 2022	153,494,308	$153	$797,274	$(11,533)	$(10,711)	$775,183

INTEGRAL AD SCIENCE HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(IN THOUSANDS)	2023	2022
Cash flows from operating activities:
Net income (loss)	$(2,926)	$3,887
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	40,373	37,585
Stock-based compensation	65,641	33,107
Foreign currency loss, net	571	3,503
Deferred tax benefit	(17,974)	(657)
Amortization of debt issuance costs	348	348
Allowance for credit losses	2,223	647
Employee retention tax credit	—	(6,981)
Impairment of assets	—	55
Changes in operating assets and liabilities:
Increase in accounts receivable	(19,936)	(8,031)
Increase in unbilled receivables	(370)	(289)
Decrease (increase) in prepaid expenses and other current assets	5,851	(6,757)
Decrease (increase) in operating leases, net	139	(502)
Increase in other long-term assets	(27)	(330)
Increase (decrease) in accounts payable and accrued expenses	148	(8,226)
Increase in deferred revenue	150	127
Increase (decrease) in due to/from related party	(93)	74
Net cash provided by operating activities	74,118	47,560
Cash flows from investing activities:
Payment for acquisitions, net of acquired cash	—	(1,603)
Purchase of property and equipment	(1,954)	(917)
Acquisition and development of internal use software and other	(23,539)	(9,952)
Net cash used in investing activities	(25,493)	(12,472)
Cash flows from financing activities:
Proceeds from the Revolver	75,000	15,000
Repayment of long-term debt	(125,000)	(25,000)
Repayment of short-term debt	—	(1,836)
Proceeds from exercise of stock options	5,584	5,908
Payments for repurchase of common stock	—	(23,655)
Cash received from Employee Stock Purchase Program	2,236	388
Net cash used in financing activities	(42,180)	(29,195)
Net increase in cash, cash equivalents and restricted cash	6,445	5,893
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,330)	(5,396)
Cash, cash equivalents and restricted cash at beginning of period	89,671	76,078
Cash, cash equivalents and restricted cash at end of period	$94,786	$76,575
Supplemental Disclosures:
Cash paid during the period for:
Interest	$8,880	$5,548
Taxes	$10,361	$11,817
Non-cash investing and financing activities:
Property and equipment acquired included in accounts payable	$17	$145
Internal use software acquired included in accounts payable	$1,012	$1,385
Lease liabilities arising from right of use assets	$29,330	$26,214

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as income before depreciation and amortization, stock-based compensation, interest expense, income taxes, acquisition, restructuring and integration costs, foreign exchange gain, net, asset impairments, and other one-time, non-recurring costs. Adjusted EBITDA margin represents the adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures. Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

Reconciliations of historical adjusted EBITDA to its most directly comparable GAAP financial measure, net income/loss, are presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(IN THOUSANDS, EXCEPT PERCENTAGES)	2023	2022	2023	2022
Net income (loss)	$(13,749)	$767	$(2,926)	$3,887
Depreciation and amortization	14,027	12,617	40,373	37,585
Stock-based compensation	13,900	14,247	65,641	33,107
Interest expense, net	3,109	2,619	9,747	5,859
Provision (benefit) from income taxes	19,841	1,287	(6,240)	5,083
Acquisition, restructuring and integration costs	1,353	1,518	2,974	4,396
Foreign exchange loss, net(1)	2,078	4,064	931	3,551
Employee retention tax credit	—	(6,981)	—	(6,981)
Asset impairments and other costs	11	6	1,517	55
Adjusted EBITDA	$40,570	$30,144	$112,017	$86,542
Revenue	$120,331	$101,343	$340,074	$290,913
Net income (loss) margin	(11)%	1%	(1)%	1%
Adjusted EBITDA margin	34%	30%	33%	30%

(1)The adjustment for foreign exchange loss, net, was effective for the three months ended June 30, 2022 and periods thereafter. Adjusted EBITDA has not been recast for this adjustment for periods prior to June 30, 2022, because such adjustments would have been immaterial in such periods.

Conference Call and Webcast Information
IAS will host a conference call and live webcast to discuss its third quarter 2023 financial results today at 5:00 p.m. ET. To access the live webcast and conference call dial-in, please register under the "News & Events" section of IAS's investor relations website. A replay will be available on IAS's investor relations website following the live call: https://investors.integralads.com.

About Integral Ad Science
Integral Ad Science (IAS) is a leading global media measurement and optimization platform that delivers the industry’s most actionable data to drive superior results for the world’s largest advertisers, publishers, and media platforms. IAS’s software provides comprehensive and enriched data that ensures ads are seen by real people in safe and suitable environments, while improving return on ad spend for advertisers and yield for publishers. Our mission is to be the global benchmark for trust, safety, and transparency in digital media quality. For more information, visit integralads.com.

Forward-Looking Statements
This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from various macroeconomic factors including inflation, rising interest rates, potential recessions, instability in geopolitical or market conditions generally and instability in the financial markets and banking industry; (ii) our dependence on the overall demand for advertising; (iii) a failure to innovate or make the right investment decisions; (iv) our failure to maintain or achieve industry accreditation standards; (v) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vi) our dependence on integrations with advertising platforms, demand-side providers (“DSPs”) and proprietary platforms that we do not control; (vii) our ability to expand into new channels; (viii) our ability to sustain our profitability and revenue growth rate decline; (ix) risks that our customers do not pay or choose to dispute their invoices; (x) risks of material changes to revenue share agreements with certain DSPs; (xi) our ability to effectively manage our growth; (xii) the impact that any acquisitions we have completed in the past and may consummate in the future, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiii) our ability to successfully execute our international plans; (xiv) the risks associated with the seasonality of our market; (xv) our ability to maintain high impression volumes; (xvi) the difficulty in evaluating our future prospects given our short operating history; (xvii) uncertainty in how the market for buying digital advertising verification solutions will evolve; (xviii) our ability to provide digital or cross-platform analytics; (xix) our ability to maintain our corporate culture; (xx) public health outbreaks, epidemics or pandemics, such as the COVID-19 pandemic; (xxi) risks posed by earthquakes, fires, floods, and other natural catastrophic events; (xxii) interruption by man-made problems such as terrorism, computer viruses, or social disruption; (xxiii) risks that our existing indebtedness could adversely affect our business and growth prospects; (xxiv) the risk of failures in the systems and infrastructure supporting our solutions and operations; (xxv) our ability to avoid operational, technical, and performance issues with our platform; (xxvi) risks associated with any unauthorized access to user, customer, or inventory and third-party provider data; (xxvii) our inability to use software licensed from third parties; (xxviii) our ability to provide the non-proprietary technology, software, products, and services that we use; (xxiv) the risk that we are sued by third parties for alleged infringement, misappropriation, or other violation of their proprietary rights; (xxx) our ability to obtain, maintain, protect, or enforce intellectual property and proprietary rights that are important to our business; (xxxi) our involvement in lawsuits to protect or enforce our intellectual property; (xxxii) risks that our employees, consultants, or advisors have wrongfully used or disclosed alleged trade secrets of their current or former employers; (xxxiii) risks that our trademarks and trade names are not adequately protected; (xxxiv) the impact of unforeseen changes to privacy and data protection laws and regulation on digital advertising; (xxxv) the risk that a perceived failure to comply with laws and industry self-regulation may damage our reputation; and (xxxvi) other factors disclosed in our filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward- looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Jonathan Schaffer / Lauren Hartman
ir@integralads.com

Media Contact:
press@integralads.com